Longport, Inc.
May 8, 1998
Page 1



                                                                     Exhibit 5.2

                           Law Office of Gary A. Agron
                                5445 DTC Parkway
                                   Suite 520
                           Englewood, Colorado 80111
                            Telephone (303) 770-7254
                            Facsimile (303) 770-7257


                                   May 8, 1998



Longport, Inc.
791 South Chester Road
Swarthmore, Pennsylvania  19081

         Re:   Registration Statement of Form SB-2

Ladies and Gentlemen:

     We are counsel for Longport, Inc., a Delaware corporation (the "Company") in connection with its registration of 1,185,714 shares of Common Stock ("Common Stock") underlying 1,185,714 Common Stock Purchase Warrants ("Warrants") under the Securities Act of 1933, as amended, through a post effective amendment to a Registration Statement on Form SB-2, File No. 33-75236 ("Registration Statement") as to which this opinion is a part. The original Registration Statement was declared effective by the Securities and Exchange Commission (the "Commission").

     In connection with rendering our opinion as set forth below we have reviewed and examined originals or copies identified to our satisfaction of the following:

     (1) Articles of Incorporation, and amendments thereto, of the Company as filed with the Secretary of State of the State of California.

     (2)  Corporation   minutes   containing  the  written   deliberations   and
          resolutions of the Board of Directors and shareholders of the Company.

     (3) The Registration Statement and the Preliminary Prospectus contained within the Registration Statement.

     (4)  The other exhibits to the Registration Statement.

     We have examined such other documents and records, instruments and certificates of public officials, officers and representatives of the Company, and have made such investigations as we have deemed necessary or appropriate under the circumstances.

Longport, Inc.
May 8, 1998
Page 2


     Based upon the foregoing and in reliance thereon, it is our opinion that the Warrants and Common Stock issuable upon exercise of the Warrants offered under the Registration Statement will, upon the purchase, receipt of full payment, issuance and delivery in accordance with the terms of the offering described in the Registration Statement, be fully and validly authorized, legally issued, fully paid and non-assessable.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use under the caption "Legal Matters" in the Prospectus constituting a part thereof.

                                            Very truly yours,



                                            Gary A. Agron